FIRST AMENDMENT TO
CREDIT AGREEMENT

     THIS FIRST AMENDMENT TO CREDIT AGREEMENT, dated as of October 2, 1998 (this “First Amendment”), is made in respect of the Credit Agreement dated as of March 14, 1997 (as amended, the “Credit Agreement”), by and between PENNSYLVANIA MANUFACTURERS CORPORATION, a Pennsylvania corporation (the “Borrower”), the banks and financial institutions listed on the signature pages thereof or that become parties thereto after the date thereof (collectively the “Lenders”), THE BANK OF NEW YORK, as administrative agent for the Lenders (in such capacity, the “Administrative Agent”), and FIRST UNION NATIONAL BANK (formerly known as First Union National Bank of North Carolina), as documentation agent for the Lenders (in such capacity, the “Documentation Agent”) (each of the Administrative Agent and Documentation Agent, an “Agent” and collectively, the “Agents”). Capitalized terms used but not defined herein shall have the meanings given to such terms in the Credit Agreement.

RECITALS

     A.     The Borrower desires to create a trust to issue the Capital Securities referred to below.

     B.     The Borrower has requested that the Credit Agreement be amended to permit it to engage in the foregoing transaction and the Lenders signing below are willing to approve such request subject to the terms and conditions set forth below.

STATEMENT OF AGREEMENT

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower, the Agent and the Lenders, for themselves and their successors and assigns, agree as follows:

ARTICLE I

AMENDMENTS TO CREDIT AGREEMENT

     1.1     Amendments to Section 1.1.

     (a)     Section 1.1 of the Credit Agreement shall be amended by adding the following definitions in appropriate alphabetical order:

     “Capital Securities” shall mean preferred securities in an aggregate face amount of up to $150,000,000 (i) to be issued by a Delaware business trust to be formed by the Borrower and (ii) guaranteed by the Borrower, the proceeds from the original issuance of which shall be used to purchase the Borrower’s subordinated debentures issued under a subordinated debenture indenture.

     “Capital Securities Program Documents” shall mean, collectively, all documents executed and delivered in connection with the issuance of the Capital Securities and the subordinated debentures referred to in the definition of Capital Securities.

“Subordinated Debentures” shall have the meaning set forth in Section 7.2(x).

“Subordinated Guaranty” shall have the meaning set forth in Section 7.2(x).

     (b)     Section 1.1 is further amended by deleting the definition of Consolidated Net Worth in its entirety and substituting the following therefor:

     “Consolidated Net Worth” shall mean, at any time, the net worth of the Borrower and its Subsidiaries at such time, determined on a consolidated basis in accordance with Generally Accepted Accounting Principles plus the redemption value or liquidation preference (or, if less, the original issuance price) of the Capital Securities but (i) excluding any preferred stock or other class of equity securities (other than the Capital Securities) that, by its stated terms (or by the terms of any class of equity securities issuable upon conversion thereof or in exchange therefor), or upon the occurrence of any event, matures or is mandatorily redeemable, or is redeemable at the option of the holders thereof, in whole or in part, and (ii) without regard to the requirements of Statement of Financial Standards No. 115 issued by the Financial Accounting Standards Board.

     (c)     Section 1.1 is further amended by deleting the provisio in the definition of "Contingent Obligation" and substituting the following therefor:

provided, however, that, with respect to the Borrower and its Subsidiaries, the term Contingent Obligation shall not include (x) the Subordinated Guaranty, (y) endorsements for collection or deposit in the ordinary course of business or (z) obligations entered into by an Insurance Subsidiary in the ordinary course of its business under insurance policies or contracts issued by it or to which it is a party, including reinsurance agreements (and security posted by any such Insurance Subsidiary in the ordinary course of its business to secure obligations thereunder).

     (d)     Section 1.1 of the Credit Agreement is further amended by deleting clauses (i) and (ii) of the definition of “Indebtedness” and substituting the following therefor:

(i) all indebtedness of such Person for borrowed money or in respect of loans or advances (other than indebtedness in respect of Subordinated Debentures), (ii) all obligations of such Person evidenced by notes, bonds, debentures (other than the Subordinated Debentures) or similar instruments,

     (e)     Section 1.1 of the Credit Agreement is further amended by deleting the “.” in the definition of “Material Subsidiary” and substituting the following therefor:

;provided, however, that after the consummation of the sale by Mid-Atlantic States Investment Company of all of its capital stock of PMA Cayman, PMA Cayman shall cease to be a Material Subsidiary.

     1.2 Amendment to Section 5.1. Section 5.1(b) of the Credit Agreement is amended by adding the phrase “for each fiscal year prior to the fiscal year in which the sale by Mid-Atlantic States Investment Company of all of the capital stock of PMA Cayman is consummated,” at the beginning of clause (iii) thereof.

     1.3 Amendment to Section 7.2. Section 7.2 of the Credit Agreement shall be amended by deleting the word “and” at the end of clause (viii), by substituting “(other than Indebtedness specified in clauses (i) through (viii) and in clause (x))” for the first parenthetical in clause (ix), by substituting “; and” for the period at the end of clause (ix), and by adding the following new clause (x) to the end thereof:

     (x) the Borrower may issue subordinated debentures (the “Subordinated Debentures”) to the trust issuing the Capital Securities in an aggregate principal amount not to exceed $150,000,000 and, without duplication, may guaranty the payment of the Capital Securities on a subordinated basis (the “Subordinated Guaranty”), in each case in connection with the issuance of the Capital Securities, provided that:

          (A) no Default or Event of Default would exist before or after giving effect thereto, the representations and warranties set forth in Article IVand in the other Credit Documents shall be true and correct (except to the extent that any such representation and warranty is expressly stated to have been made as of a specific date in which case such representation and warranty shall be true and correct as of such date) and the Agents shall have received a certificate of a financial officer of the Borrower, in form and substance satisfactory to the Agents, to the foregoing effects;

(B) the terms of the Capital Securities, Subordinated Debentures and the Subordinated Guaranty shall be in all material respects substantially as described in Appendix A to the First Amendment to this Credit Agreement or no less favorable to the Lenders than as set forth in such Appendix A and in any event shall contain the following features: (i) neither the Capital Securities nor the Subordinated Debentures shall by their terms mature or become mandatorily redeemable, or be redeemable or subject to any mandatory prepayment or repurchase requirement at the option of the holder, at any time on or prior to ten years after issuance of such securities, (ii) the Borrower shall have the right (so long as no event of default exists with respect to such securities) to defer the payment of interest on the Subordinated Debentures from time to time for a deferral period comprised of consecutive payment periods aggregating at least five years and, upon such election by the Borrower, the trust issuing the Capital Securities shall have a corresponding obligation to defer distributions with respect to the Capital Securities, and (iii) the Capital Securities, the Subordinated Debentures and the Subordinated Guaranty shall be fully subordinate and junior in right and time of payment to the Indebtedness evidenced by this Credit Agreement and shall have other terms of subordination consistent with those prevailing in the market for similar subordinated securities as of the date of First Amendment to this Credit Agreement; and

(C) the Agents and each Lender shall have received a certificate of an executive officer of the Borrower attaching true and complete copies of all Capital Securities Program Documents.

     1.4     Amendment to Section 8.1. Section 8.1 of the Credit Agreement shall be amended by deleting the word “or” at the end of clause (k), by substituting “; or” for the period at the end of clause (l), and by adding the following new clause (m) to the end thereof:

     (m) The occurrence of an event of default in respect of the Capital Securities or any other event shall occur or condition exist in respect thereof, the effect of which is to cause, or permit the holder of any Capital Security (or a trustee or agent on its or their behalf) to cause (with the giving of notice, lapse of time, or both), such Capital Security to become due, or to be prepaid, redeemed, purchased or defeased, prior to its stated maturity.

     1.5 Additional Documents. The Borrower agrees to execute and deliver such amendments to the Credit Agreement or any of the other Credit Documents as the Agents may reasonably request to effect the amendments contemplated in this Article I.

ARTICLE II

REPRESENTATIONS AND WARRANTIES

     As an inducement to obtain the consent and amendments set forth herein, the Borrower represents and warrants to the Agent and the Lenders as follows:

     2.1     No Material Adverse Change. There has been no Material Adverse Change since the Closing Date, and there exists no event, condition or state of facts that could reasonably be expected to result in a Material Adverse Change.

     2.2     No Default or Event of Default. No Default or Event of Default has occurred and is continuing.

ARTICLE III

GENERAL

     3.1     Effect of Amendment. From and after the date hereof, all references to the Credit Agreement set forth in any other Credit Document or other agreement or instrument shall, unless otherwise specifically provided, be references to the Credit Agreement as amended by this First Amendment and as may be further amended, modified, restated or supplemented from time to time. This First Amendment is limited as specified and shall not constitute or be deemed to constitute an amendment, modification or waiver of any provision of the Credit Agreement or of any other Credit Document except as expressly set forth herein. Except as expressly amended hereby, the Credit Agreement shall remain in full force and effect in accordance with its terms.

     3.2     Governing Law. This First Amendment shall be governed by and construed and enforced in accordance with the laws of the State of North Carolina (without regard to the conflicts of law provisions thereof).

     3.3     Expenses. The Borrower agrees to pay upon demand all reasonable out-of-pocket costs and expenses of the Documentation Agent (including, without limitation, the reasonable fees and expenses of counsel to the Documentation Agent) in connection with the preparation, negotiation, execution and delivery of this First Amendment.

     3.4     Severability. To the extent any provision of this First Amendment is prohibited by or invalid under the applicable law of any jurisdiction, such provision shall be ineffective only to the extent of such prohibition or invalidity and only in any such jurisdiction, without prohibiting or invalidating such provision in any other jurisdiction or the remaining provisions of this First Amendment in any jurisdiction.

     3.5     Successors and Assigns. This First Amendment shall be binding upon, inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto.

     3.6     Construction. The headings of the various sections and subsections of this First Amendment have been inserted for convenience only and shall not in any way affect the meaning or construction of any of the provisions hereof.

     3.7     Counterparts; Effectiveness. This First Amendment may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. This First Amendment shall become effective upon the execution and delivery of a counterpart hereof by the Borrower, the Agents and the Required Lenders.

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     IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be executed by their duly authorized officers all as of the day and year first above written.

PENNSYLVANIA MANUFACTURERS CORPORATION

By:	/s/ Edward S. Hochberg
Name:	Edward S. Hochberg
Title:	Vice President - Finance

THE BANK OF NEW YORK, as Administrative Agent and a Lender

By:	/s/ Lizanne T. Eberle
Name:	Lizanne T. Eberle
Title:	Vice President

FIRST UNION NATIONAL BANK, as Documentation Agent and as a Lender

By:	/s/ T. L. Stitchberry
Name:	T. L. Stitchberry
Title:	Senior Vice President

CREDIT LYONNAIS NEW YORK BRANCH

By:
Name:
Title:

FLEET NATIONAL BANK

By:	/s/ William A. Bagby
Name:	William A. Bagby
Title:	Senior Vice President

PNC BANK, NATIONAL ASSOCIATION

By:	/s/ Kirk Seagers
Name:	Kirk Seagers
Title:	Vice President

MELLON BANK N.A.

By:	/s/ Susan C. Saxer
Name:	Susan C. Saxer
Title:	Senior Vice President

DRESDNER BANK AG, NEW YORK BRANCH AND GRAND CAYMAN BRANCH

By:	/s/ Robert P. Donahue
Name:	Robert P. Donahue
Title:	Vice President

By:	/s/ Anthony C. Valencourt
Name:	Anthony C. Valencourt
Title:	Senior Vice President

UNION BANK OF CALIFORNIA, N.A.

By:
Name:
Title: